UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 25, 2013 (September 24, 2013)

Springleaf Finance Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-06155	35-0416090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,

Evansville, Indiana 47708

(Address of principal executive offices)(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Indentures

On September 24, 2013, Springleaf Finance Corporation (the “Company,” “we,” “us” or “our”) issued $650,000,000 aggregate principal amount of the Company’s 7.750% Senior Notes due 2021 (the “2021 Notes”) under the indenture, dated as of September 24, 2013 (the “2021 Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and $300,000,000 aggregate principal amount of the Company’s 8.250% Senior Notes due 2023 (the “2023 Notes,” together with the 2021 Notes, the “Notes”) under the indenture, dated as of September 24, 2013 (the “2023 Indenture” and, together with the 2021 Indenture, the “Indentures”), between the Company and the Trustee. The Company issued $500 million aggregate principal amount of the 2021 notes and $200 million aggregate principal amount of the 2023 notes in exchange for $700 million aggregate principal amount of the Company’s outstanding 6.90% Medium Term Notes, Series J, due 2017 (the “2017 Notes”) (the “Exchange Transaction”). The Company intends to use the net proceeds from the Notes offering to pay fees and expenses related to the offering of the Notes and the Exchange Transaction and for general corporate purposes, including the repayment or repurchase of a portion of its outstanding debt, which is expected to include the repurchase for cash of approximately $184 million aggregate principal amount of the 2017 Notes.

The 2021 Notes will mature on October 1, 2021 and bear interest at a rate of 7.750% per annum, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2014. The 2023 Notes will mature on October 1, 2023 and bear interest at a rate of 8.250% per annum, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2014. The Notes are our senior unsecured obligations and rank equally in right of payment to all of our other existing and future unsubordinated indebtedness from time to time outstanding. The Notes are not guaranteed by any of our subsidiaries or other affiliates of the Company. The Notes are effectively subordinated to all of our secured obligations to the extent of the value of the assets securing such obligations and structurally subordinated to any existing and future obligations of our subsidiaries with respect to claims against the assets of such subsidiaries.

The Notes may be redeemed at any time and from time to time, at the option of the Company, in whole or in part at a “make-whole” redemption price specified in the Indentures. The Notes will not have the benefit of any sinking fund.

The Indentures contain covenants that, among other things: (1) limit the Company’s ability to create liens on assets; and (2) restrict the Company’s ability to consolidate, merge or sell its assets. The Indentures also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the notes to become or to be declared due and payable.

The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing summary of the Indentures is qualified in its entirety by reference to the full text of the Indentures, copies of which are filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.

Registration Rights Agreements

In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement, dated as of September 24, 2013, relating to the 2021 Notes (the “2021 Notes Registration Rights Agreement”) and a Registration Rights Agreement, dated September 24, 2013, relating to the 2023 Notes (the “2023 Notes Registration Rights Agreement” and, together with the 2021 Notes Registration Rights Agreement, the “Registration Rights Agreements”), in each case, with the representative of the several initial purchasers (the “Initial Purchasers”). Pursuant to the Registration Rights Agreements, by the earlier of the earlier of (x) 360 days from the date of the applicable Registration Rights Agreement (or if such 360th day is not a Business Day (as defined therein), the next succeeding Business Day) and (y) the date on which an exchange offer for the 2017 Exchange Notes (as defined therein) similar to the Exchange Offer (as defined therein) is consummated, the Company will be required to use its reasonable best efforts to file and cause to become effective a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the Notes for new notes having terms substantially identical in all material respects to those of the Notes (except the new notes will not be subject to restrictions on transfer or to any increase in annual interest rate) or, under specified circumstances, to file a shelf registration statement with the SEC covering resales of the Notes. The Company may be required to pay additional interest if it fails to comply with the registration and exchange requirements set forth in the Registration Rights Agreements.

The foregoing summary of the Registration Rights Agreements is qualified in its entirety by reference to the full text of the Registration Rights Agreements, copies of which are filed with this Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Certain Relationships

Certain of the Initial Purchasers and their affiliates are lenders and/or agents under the senior secured term loan dated May 10, 2011, under which our subsidiary, Springleaf Financial Funding Company, is the borrower.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01                   Other Events.

On September 25, 2013, the Company issued a press release announcing the closing of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture relating to the 2021 Notes, dated as of September 24, 2013, between Springleaf Finance Corporation and Wilmington Trust Association, as Trustee.
4.2	Indenture relating to the 2023 Notes, dated as of September 24, 2013, between Springleaf Finance Corporation and Wilmington Trust Association, as Trustee.
4.3	Form of Note due 2021 (included as part of Exhibit 4.1).
4.4	Form of Note due 2023 (included as part of Exhibit 4.2).
10.1	Registration Rights Agreement relating to the 2021 Notes, dated as of September 24, 2013, between Springleaf Finance Corporation and the representative of the initial purchasers.
10.2	Registration Rights Agreement relating to the 2023 Notes, dated as of September 24, 2013, between Springleaf Finance Corporation and the representative of the initial purchasers.
99.1	Press Release issued September 25, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION

By:	/s/ Minchung (Macrina) Kgil
Name:	Minchung (Macrina) Kgil
Title:	Senior Vice President and Chief Financial Officer

Date: September 25, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture relating to the 2021 Notes, dated as of September 24, 2013, between Springleaf Finance Corporation and Wilmington Trust Association, as Trustee.
4.2	Indenture relating to the 2023 Notes, dated as of September 24, 2013, between Springleaf Finance Corporation and Wilmington Trust Association, as Trustee.
4.3	Form of Note due 2021 (included as part of Exhibit 4.1).
4.4	Form of Note due 2023 (included as part of Exhibit 4.2).
10.1	Registration Rights Agreement relating to the 2021 Notes, dated as of September 24, 2013, between Springleaf Finance Corporation and the representative of the initial purchasers.
10.2	Registration Rights Agreement relating to the 2023 Notes, dated as of September 24, 2013, between Springleaf Finance Corporation and the representative of the initial purchasers.
99.1	Press Release issued September 25, 2013.